Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of December 1995
Distribution Date of January 16, 1996

Original Pool Amount                  $215,029,773.64

Beginning Pool Balance                $122,207,677.35
Beginning Pool Factor                       0.5683291

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $4,464,688.56
  Interest Collected                      $935,786.69

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $73,046.34
Total Additional Deposits                  $73,046.34

Repos/Chargeoffs                           $87,766.09
Aggregate Number of Notes Charged Off               8

Total Available Funds                   $5,468,884.07

Ending Pool Balance                   $117,659,860.22
Ending Pool Factor                          0.5471794

Servicing Fee                             $101,839.73

Repayment of Servicer Advances              $4,637.52

Reserve Account:
  Beginning Balance                     $7,979,430.82
  Target Percentage                              6.50%
  Target Balance                        $7,647,890.91
  Minimum Balance                       $4,300,595.47
  (Release)/Deposit                      $(331,539.90)
  Ending Balance                        $7,647,890.92

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,106,162.36      774
    31-60 days                             149,281.49      137
    60+ days                                20,886.66       24

    Total                                1,276,330.51      776

  Balances:
    60+ days                               523,816.01       24

Memo Item - Reserve Account

  Prior Month                           $7,943,499.03
  + Invest. Income                          35,931.79
  - Transfer to Collect1ion Account              0.00
    Beginning Balance                   $7,979,430.82

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of December 1995

                                      TOTAL          NOTES         CERTIFICATES
Original
 Pool Amount Dist.:                $215,029,773.64  $207,503,000.00  $7,526,773.64
 Distribution Percentages                                    96.50%          3.50%
 Coupon                                                      6.400%         6.625%

Beginning Pool Balance             $122,207,677.35
Ending Pool Balance                $117,659,860.22

Collected Principal                  $4,460,051.04
Collected Interest                     $935,786.69
Charge-Offs                             $87,766.09
Liquidation Proceeds/Recoveries         $73,046.34
Servicing                              $101,839.73
Cash Transfer from Reserve Account           $0.00
  Total Collections Available
    for Debt Service                 $5,367,044.34

Beginning Balance                  $121,803,952.45  $117,540,082.55  $4,263,869.90
Interest Due                           $650,420.56      $626,880.44     $23,540.12
Interest Paid                          $650,420.56      $626,880.44     $23,540.12
Principal Due                        $4,547,817.13    $4,388,643.53    $159,173.60
Principal Paid                       $4,547,817.13    $4,388,643.53    $159,173.60

Ending Balance                     $117,256,135.32  $113,151,439.02  $4,104,696.30
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                 0.5453002560   0.5453460540

Total Distributions                  $5,198,237.69    $5,015,523.97    $182,713.72

Interest Shortfall                           $0.00            $0.00          $0.00
Principal Shortfall                          $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)     $0.00            $0.00          $0.00

Excess Servicing                       $168,806.65

Beginning Reserve Account Balance    $7,979,430.82
(Release)/Draw                        $(331,539.90)
Ending Reserve Account Balance       $7,647,890.92

Memo Item - Advances:
 Servicer Advances - Current Month      $(4,637.52)
 Total Outstanding Servicer Advances $2,313,964.01

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of December 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4               3                2               1
                            Aug 1995       Sep 1995        Oct 1995         Nov 1995        Dec 1995
Beg. Pool Balance      $143,039,156.10 $138,462,514.30 $132,443,097.54 $126,739,083.43 $122,207,677.35


A) Loss Trigger:
Principal of Contracts
  Charged off               $73,921.19      $87,273.86     $186,810.70      $29,858.29      $87,766.09
Recoveries                 $258,269.40     $107,998.09     $216,366.65     $170,123.10      $73,046.34

Total Charged off
  (Months 5,4,3)           $348,005.75
Total Recoveries
  (Months 3,2,1)            459,536.09
Net Loss/(Recoveries)
  for 3 Mos.              $(111,530.34)(a)

Total Balance
  (Months 5,4,3)       $413,944,767.94(b)

Loss Ratio [(a/b)(12)]       (0.3233)%

Trigger:
  Is Ratio> 1.5%                    No

B) Delinquency Trigger:
  Balance delinquency
   60+ days                                                  $97,561.50  $1,449,407.12    $523,816.01
  As % of Beginning
    Pool Balance                                               0.07366%       1.14361%       0.42863%
  Three Month Average                                          0.32328%       0.53693%       0.54864%

Trigger:
  Is Average> 2.0%                  No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer